TENTH AMENDMENT TO LOAN AGREEMENT

This Tenth Amendment to Loan Agreement is made and entered into effective the 15th day of November, 2011, by and between U.S. Bank National Association, a national banking association, with an address of 141 North Main Avenue, Post Office Box 5308, Sioux Falls, South Dakota 57117-5308 (“Lender”) and Daktronics, Inc., a South Dakota corporation, with an address of 331 - 32nd Avenue, Brookings, South Dakota 57006 (“Borrower”).

RECITALS:

A.           Lender and Borrower entered into a Loan Agreement dated October 14, 1998, and Borrower executed and delivered to Lender a Revolving Note dated October 14, 1998, in the original principal sum of $15,000,000.00.

B.           The Loan Agreement and Revolving Note were amended by an Amendment to Loan Agreement and a Modification of Promissory Note, each dated November 30, 1999, an Amendment to Loan Agreement and a Modification of Promissory Note, each dated December 8, 2000, a Third Amendment to Loan Agreement and Revolving Note dated June 20, 2002, a Fourth Amendment to Loan Agreement and Revolving Note dated December 2, 2003, a Fifth Amendment to Loan Agreement and Revolving Note dated October 1, 2005, a Sixth Amendment to Loan Agreement and a Renewal Revolving Note, each dated January 23, 2007, a Seventh Amendment to Loan Agreement and an Amendment to Renewal Revolving Note, each dated April 28, 2008, an Eighth Amendment to Loan Agreement and a Renewal Revolving Note, each dated November 4, 2009, and a Ninth Amendment to Loan Agreement and a Renewal Revolving Note, each dated October 28, 2010.

C.           Pursuant to the Eighth Amendment to Loan Agreement and the Renewal Revolving Note dated November 4, 2009, the loan amount was increased to $35,000,000.00 (the "Revolving Loan").

D.           Lender and Borrower mutually wish to renew and amend the Revolving Note (pursuant to a Renewal Revolving Note dated even date herewith), and to amend the Loan Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Lender covenant and agree as follows:

1.           The following definitions in Section 1.1 of the Loan Agreement are amended and restated as follows:

“Revolving Loan Maturity Date”:  November 15, 2012.

“Revolving Note”:  The Renewal Revolving Note dated November 15, 2011, along with any amendments, renewals, or extensions thereof.

2.            Section 2.1 of the Loan Agreement is amended and restated as follows:

Section 2.1                      Revolving Loan.  Upon the terms and subject to the conditions hereof, Lender agrees to make available a revolving loan (the "Revolving Loan") to Borrower in the principal amount of Thirty-five Million and No/100 Dollars ($35,000,000.00).  Borrower may obtain advances, prepay and obtain new advances under the Revolving Loan.

Borrower may request and Lender, in its sole discretion, may issue as part of the Revolving Loan, letters of credit in a total amount not to exceed $15,000,000.00.  Letters of credit not exceeding a total amount of $5,000,000.00 may have an expiration date of no later than November 15, 2013 and letters of credit not exceeding $500,000.00 may have an expiration date of no later than November 15, 2014.  Otherwise, all letters of credit will expire on or before November 15, 2012.  The amount available to be borrowed under the Revolving Loan will be correspondingly reduced by the face amount of all letters of credit issued.  Notwithstanding any agreement to the contrary, Lender will have no obligation to issue any letter of credit, or to amend, extend, renew or replace any letter of credit, unless it is in form and substance acceptable to Lender.

3.           Schedule VI to the Loan Agreement is amended and restated as attached to this Tenth Amendment.  Borrower’s covenant not to pay dividends or otherwise make stock distributions or redemptions in excess of the current year’s net profit after tax is being deleted.

4.           Except as modified herein, all the terms and conditions of the Loan Agreement, including previous amendments thereto, will remain in full force and effect.

5.           Borrower acknowledges that the Loan Agreement and related Loan Documents are and will remain the legal and binding obligation of Borrower, free of any claim, defense, or offset.

BORROWER:

DAKTRONICS, INC.

By: /s/ James B. Morgan
James B. Morgan, Its Chief Executive Officer

By: /s/ William R. Retterath
William R. Retterath, Its Chief Financial Officer